EXPLANATORY NOTE

This Amendment No. 5, or this Amendment, to the Regulation A Offering Statement on Form 1-A filed by GK Investment Holdings, LLC, or the Offering Statement, is being filed solely to amend Exhibit 12, which was previously filed with Amendment No. 4 to the Offering Statement. Accordingly, this Amendment consists only of Part I, the explanatory note, the signature page to the Form 1-A, the exhibit index and the amended Exhibit 12. The Preliminary Offering Circular is unchanged and has therefore been omitted.

PART III - EXHIBITS

EXHIBIT INDEX

Exhibit Number	Exhibit Description

(1)(a)	Managing Broker-Dealer Agreement by and between JCC Advisors, LLC and our company.***

(1)(b)	Form of Participating Dealer Agreement.***

(1)(c)	Form of Wholesaling Dealer Agreement.***

(1)(d)	First Amendment to Managing Broker-Dealer Agreement by and between JCC Advisors, LLC and our company.***

(2)(a)	Certificate of Formation of our company.***

(2)(b)	Limited Liability Company Agreement of our company.***

(3)(a)	Form of Indenture between our company and the trustee.***

(3)(b)	Form of Unsecured Bond.***

(4)	Subscription Agreement.***

(6)(a)	Form of Forced Sale Agreement among our company, the trustee and 1551 Kingsbury Partners, L.L.C.***

(6)(b)	Form of Forced Sale Agreement among our company, the trustee, and GKPI I Partners (Lakeview Square), LLC.***

(6)(c)	Form of Forced Sale Agreement among our company, the trustee, and Garo Kholamian.***

(6)(d)	Form of Loan Agreement between our company and 1551 Kingsbury Partners, L.L.C.***

(6)(e)	Form of Loan Agreement between our company and Garo Kholamian.***

(6)(f)	Form of Loan Agreement between our company and GKPI I Partners (Lakeview Square), LLC.***

(6)(g)	Form of Subordinated Promissory Note made by 1551 Kingsbury Partners, L.L.C. for the benefit of GK Investment Holdings, LLC.***

(6)(h)	Form of Subordinated Promissory Note made by Garo Kholamian for the benefit of GK Investment Holdings, LLC.***

(6)(i)	Form of Subordinated Promissory Note made by GKPI I Partners (Lakeview Square), LLC for the benefit of GK Investment Holdings, LLC.***

(6)(j)	Purchase and Sale Agreement by and between Lake Mead Crossing L.L.C. and GK Development, Inc.***

(6)(k)	First Amendment to Purchase and Sale Agreement by and between Lake Mead Crossing, L.L.C. and GK Development, Inc.***

(6)(l)	Second Amendment to Purchase and Sale Agreement by and between Lake Mead Crossing, L.L.C. and GK Development, Inc.***

(6)(m)	Assignment and Assumption of Purchase and Sale Agreement (Lake Mead Crossing – Shopping Center) by and among GK Development, Inc., Lake Mead Development, LLC and Lake Mead Partners, LLC.***

(6)(n)	Term Loan Agreement by and between Nevada State Bank and Lake Mead Partners, LLC.***

(6)(o)	Promissory Note (Non-Revolving) by Lake Mead Partners, LLC for the benefit of Nevada State Bank in the amount of $29,500,000.***

(6)(p)	Promissory Note (Non-Revolving) by Lake Mead Partners, LLC for the benefit of Nevada State Bank in the amount of $500,000.***

(6)(q)	Deed of Trust and Security Agreement with Assignment of Rent and Fixture Filing by Lake Mead Partners, LLC for the benefit of Nevada State Bank.***

(6)(r)	Note by Lake Mead Development, LLC for the benefit of Barrington Bank & Trust Company, N.A.***

(6)(s)	Security Agreement by Lake Mead Development, LLC for the benefit of Barrington Bank & Trust Co., N.A.***

(6)(t)	Secured Promissory Note by Lake Mead Parent, LLC and Lake Mead Development, LLC for the benefit of GK Secured Income IV, LLC.***

(6)(u)	Security Agreement by Lake Mead Parent, LLC and our company for the benefit of GK Secured Income IV, LLC.***

(6)(v)	Promissory Note by Lake Mead Partners, LLC for the benefit of GK Development, Inc.***

(8)	Form of Subscription Escrow Agreement among our company, JCC Advisors, LLC and UMB Bank, National Association.***

(11)(a)	Consent of Plante & Moran, PLLC.***

(11)(b)	Consent of Kaplan, Voekler, Cunningham & Frank, PLC.**

(12)	Opinion of Kaplan, Voekler, Cunningham & Frank, PLC regarding legality of the Bonds.
_____________

* To be filed by Amendment

** Included with the legal opinion provided pursuant to item (12)

*** Previously filed

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Cook, State of Illinois on September 28, 2016.

GK Investment Holdings, LLC, a Delaware limited liability company

By:	GK Development, Inc.,
an Illinois corporation, Manager

By:	/s/ Garo Kholamian
Name:	Garo Kholamian
Its:	Sole Director

By:	/s/ Garo Kholamian
Name:	Garo Kholamian
Its:	President of our manager (Principal Executive Officer)

By:	/s/ Michael Sher
Name:	Michael Sher
Its:	Chief Financial Officer of our manager (Principal Financial Officer and Principal Accounting Officer)

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